UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                              FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported 11/06/2007)

                                 Med Gen Inc.
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          (Exact name of registrant as specified in its charter)

           Nevada                   000-29171              65-0703559
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(State or other Jurisdiction     (Commission File         (IRS Employer
     of incorporation)                Number)           Identification No.)


     7280 West Palmetto Park Road, Suite #306, Boca Raton, FL 33433
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            (Address of principal executive offices)


                          561-750-1100
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                   (Issuer's telephone number)


                         Not Applicable
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  (Former name or former address, if changed since last report)

                     All Correspondence to:
                       Paul B Kravitz CEO
                       C/O Med Gen Inc.
                  7280 West Palmetto Park Road
                           Suite #306
                      Boca Raton, FL  33433


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Item 8.01 Other Events.

       Commencing on November 7th, 2007, Med Gen, Inc (the "Company"), has moved its principal executive offices to 7280 West Palmetto Park Road, Suite 306, Boca Raton Florida 33433. The lease terminates on November 1,2012 and requires a monthly payment of $11,559.83

       As of November 5, 2007, the Company no longer occupies its former offices at 7284 West Palmetto Park Road, Suite 207, Boca Raton Florida 33433.

       The Company moved to add additional space to process its distribution of product in anticipation of increased sales from infomercials being prepared by InfoWorx Turnkey DRTV. Those infomercials will air nationwide, on or about the middle of January 2008. The Company will post those results after the initial testing of the infomercials.

       The Company also plans on hiring additional personnel for their consulting business which anticipates adding six clients before the end of its first fiscal quarter. Those billings may exceed $500,000.00 dollars.

The Company has 1,709,820,341 million shares outstanding as of the date of this filing and over 3000 total shareholders (per ADP non-objecting beneficial owners lists).The Company is authorized to issue up to 2,495,000,000 total common shares.

The Company will file its Form pre-14a on or about November 13th, 2007.



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                            SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   Med Gen Inc.
Date: November 8, 2007

                                   /s/Paul B. Kravitz
                                   ----------------------------------
                                   Paul B. Kravitz,
                                   Chairman & Chief Executive Officer

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